Exhibit 10.2 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT This STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 2, 2026 (the “Effective Date”), is entered into by CVR Energy, Inc., a Delaware corporation (the “Company”), and Icahn Enterprises Holdings L.P., a Delaware limited partnership (“IEP”). IEP executes on behalf of itself and shall cause each of its Controlled Affiliates that holds Shares to comply with the applicable provisions of this Agreement. The Company and IEP are each a “Party” and together the “Parties.” WHEREAS, IEP and its Controlled Affiliates Beneficially Own a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the Effective Date; WHEREAS, the Company, directly or through one or more of its Subsidiaries, has entered into that certain Equity and Asset Purchase Agreement, dated as of November 2, 2026, with Marathon Petroleum Company LP and the other sellers named therein and CVR Energy, Inc., as purchaser (the “Purchase Agreement”), pursuant to which the purchaser will acquire the assets and equity interests described therein (the “Acquisition”); WHEREAS, in connection with the financing of the Acquisition, American Entertainment Properties Corp., a Controlled Affiliate of IEP (the “Subscriber”), has agreed to purchase additional shares of Common Stock or equity interests convertible into Common Stock for an aggregate purchase price of $500,000,000 pursuant to that certain Subscription Agreement, dated as of the date hereof, between the Subscriber and the Company; WHEREAS, in connection with the Subscriber’s agreement to provide financing for the Acquisition, the Company and IEP desire to set forth their respective rights and obligations concerning representation on the Board, registration of Shares, certain future issuances of Company securities and the provision of information following any reduction in IEP’s voting power; and WHEREAS, a committee of directors disinterested with respect to this Agreement has recommended its approval to the Board, and the Board, acting on that recommendation, has approved this Agreement and determined that the Subscriber’s commitment to provide financing for the Acquisition constitutes sufficient consideration for purposes of Section 122(18) of the Delaware General Corporation Law. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows: ARTICLE I DEFINITIONS Section 1.1 Defined Terms. “Affiliate” has the meaning in Rule 12b-2 under the Exchange Act. “Beneficially Own” has the meaning in Rule 13d-3 under the Exchange Act.

“Board” means the Company’s board of directors. “Board Ownership Percentage” means, at any time, the percentage obtained by dividing (a) the number of issued and outstanding Shares Beneficially Owned by IEP and its Controlled Affiliates at such time by (b) the lesser of (i) the total number of issued and outstanding Shares at such time and (ii) the total number of issued and outstanding Shares as of immediately following the consummation of the Acquisition, as appropriately adjusted for any stock split, stock dividend, combination, reclassification or similar transaction occurring after, in the case of the amounts determined under clause (a) and (b)(i), the Effective Date, and, in the case of the amount determined under clause (b)(ii), the consummation of the Acquisition; provided that the Board Ownership Percentage shall not exceed 100%. For purposes of this definition, the number of issued and outstanding Shares Beneficially Owned by any Person and the total number of issued and outstanding Shares shall be determined, without duplication, assuming the conversion into Common Stock of all preferred stock outstanding at the applicable time, whether or not then convertible. “Business Day” means a day other than Saturday, Sunday or a day on which banks in New York City are required to close. “Controlled Affiliate” means an Affiliate directly or indirectly controlled by IEP. “DTC” means The Depository Trust Company or its successor. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Necessary Action” means all actions that are within the power of a specified Person, consistent with such Person’s fiduciary duties. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental authority or other entity of any kind. “Registrable Securities” means Shares Beneficially Owned by IEP or any Permitted Holder on the Effective Date or acquired thereafter, including in connection with the Acquisition or the related financing, and Shares issuable upon conversion of any preferred stock Beneficially Owned by IEP or any Permitted Holder, whether or not then convertible, and any securities issued or issuable in respect of those Shares by way of stock dividend, stock split, reclassification, conversion, exchange, merger or similar transaction; provided that a security shall cease to be a Registrable Security as provided in Section 3.1. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Shares” means shares of Common Stock. 2

“Subsidiary” means, with respect to any Person, any entity of which that Person directly or indirectly owns a majority of the outstanding voting interests or otherwise has the power to direct the management and policies. “Threshold Date” means the first date after the Effective Date on which IEP and its Controlled Affiliates cease collectively to hold more than 50% of the voting power of the Company’s outstanding securities entitled generally to vote in the election of directors. ARTICLE II BOARD REPRESENTATION Section 2.1 Director Designations. (a) Subject to applicable law and the rules of the exchange on which the Shares are listed, IEP shall be entitled to designate for nomination to the Board (i) six individuals for so long as IEP and its Controlled Affiliates collectively Beneficially Own more than 50% of the issued and outstanding Common Stock, (ii) five individuals if IEP and its Controlled Affiliates collectively Beneficially Own at least 40% but not more than 50% of the issued and outstanding Common Stock, and, if neither clause (i) nor clause (ii) applies, (iii) four individuals if the Board Ownership Percentage is at least 30%, (iv) three individuals if the Board Ownership Percentage is at least 20% but less than 30%, (v) two individuals if the Board Ownership Percentage is at least 10% but less than 20%, and (vi) one individual if the Board Ownership Percentage is at least 5% but less than 10% (each individual so designated, an “IEP Designee”). Any reduction in IEP’s designation entitlement shall take effect in accordance with Section 2.1(c). Any subsequent increase in the percentage of the issued and outstanding Common Stock collectively Beneficially Owned by IEP and its Controlled Affiliates or in the Board Ownership Percentage shall increase IEP’s designation entitlement to the number specified in this Section 2.1 with such designation entitled to take effect in accordance with Section 2.1(c), and the Company shall take all Necessary Action pursuant to Section 2.3 to fill any resulting additional seats. IEP may, by written notice to the Company, designate any then-serving member of the Board as an IEP Designee, other than a director designated by another stockholder pursuant to a contractual designation right, provided that the total number of IEP Designees does not exceed IEP’s then-applicable designation entitlement under Section 2.1. Notwithstanding anything to the contrary in this Agreement, if the Board Ownership Percentage is less than 10% for a period of five or more years, any subsequent increase in the Board Ownership Percentage shall not permit an increase in the number of IEP Designees. (b) The numbers of directors specified in Section 2.1(a) assume that the authorized size of the Board is ten directorships (the “Current Board Size”). If the authorized size of the Board exceeds the Current Board Size, the number of IEP Designees to which IEP is entitled shall increase to the number necessary to preserve at least the proportion of the Board represented by its otherwise applicable entitlement based on the Current Board Size, rounded up to the nearest whole directorship. A reduction in the authorized size of the Board shall not reduce IEP’s designation entitlement below the number otherwise specified in Section 2.1(a). 3

(c) If an increase or reduction in the percentage of the issued and outstanding Common Stock collectively Beneficially Owned by IEP and its Controlled Affiliates or in the Board Ownership Percentage would increase or reduce IEP’s designation entitlement under Section 2.1(a), such increase in designation shall become effective at the next annual meeting of stockholders of the Company and such reduction in designation entitlement shall become effective immediately prior to the next annual meeting of stockholders of the Company following such reduction, based on the applicable ownership percentages as of immediately prior to the mailing of the Company’s proxy statement for the annual meeting; provided, however, that all IEP Designees shall resign from the Board when the Board Ownership Percentage ceases to be equal to or greater than 5%. Subject to the foregoing proviso, until a reduction in designation entitlement becomes effective, IEP shall retain its designation and replacement rights based on its entitlement immediately before such reduction, including the right to fill any vacancy pursuant to Section 2.3. Immediately prior to such annual meeting of stockholders, IEP shall cause the number of IEP Designees in excess of its resulting entitlement, as selected by IEP, to tender their resignations to the Board for its consideration in accordance with applicable law. A reduction in designation entitlement shall not, by itself, remove any director from the Board. Section 2.2 Nomination and Election of IEP Designees. The Company shall give IEP reasonable advance written notice of the date on which the Nominating and Corporate Governance Committee or the Board first expects to consider the slate of nominees for an election of directors, so that IEP has a reasonable opportunity to identify its nominees by written notice before that consideration. At each meeting of stockholders at which directors are elected (an “Election Meeting”), and in connection with each solicitation of consents for the election of directors, the Company shall take all Necessary Action to nominate each individual identified in a written notice delivered by IEP as an IEP Designee in accordance with Section 2.1 and take all Necessary Action to cause that individual’s election. The Company shall take all Necessary Action to recommend that stockholders vote in favor of each such IEP Designee, include that designee in its proxy statement and form of proxy, and solicit proxies and otherwise support that designee’s election with no less effort or favor than it affords any other Board nominee. IEP shall cause each IEP Designee to provide the information and consents reasonably requested of the Company’s other director nominees in sufficient time for the Company to comply with applicable disclosure requirements. The Company shall not apply to an IEP Designee a director qualification or eligibility criterion adopted after the Effective Date that would have disqualified an IEP Designee serving on the Effective Date, unless that criterion is required by applicable law or exchange rules. An individual’s past or present affiliation with IEP shall not, by itself, render that individual ineligible to serve. Section 2.3 Vacancies and Additional Designees. If fewer IEP Designees serve on the Board than IEP is then entitled to designate under Section 2.1, whether because (i) of the death, resignation, retirement, removal, disqualification or other cessation of service of an IEP Designee, (ii) IEP has not exercised a designation right, (iii) an IEP Designee fails to be elected at an Election Meeting by the requisite stockholders of the Company or (iv) an IEP Designee otherwise ceases to serve on the Board, IEP may identify in writing one or more individuals to fill the resulting seats. Upon receipt of that notice, the Company shall take all Necessary Action to cause each such individual to be appointed or elected to the Board as promptly as practicable, including by filling an existing vacancy or creating an additional directorship, as applicable. If an individual identified by IEP does not become a director for any reason, IEP may identify another individual in writing, and the Company’s obligations under this Section 2.3 shall continue until the applicable seat is filled. 4

Section 2.4 Board Committees. Except with respect to any committee of disinterested directors formed with respect to an actual or potential conflict, for so long as IEP is entitled to designate at least one IEP Designee, the Company shall, at IEP’s request, take all Necessary Action to appoint at least one qualified IEP Designee to each standing committee of the Board and offer membership to at least one qualified IEP Designee on each newly formed committee, in each case subject to applicable law, and exchange independence requirements. The Company shall not establish an executive committee or any other committee with substantially similar broad authority unless at least one qualified IEP Designee serves on that committee or IEP consents in writing. Subject to the first sentence of this Section 2.4, except in the case of a matter presenting an actual or potential conflict between the Company and IEP or any of its Affiliates, the Board or committee, as applicable shall take all Necessary Action to ensure that consideration and approval of the appointment or removal of the Chief Executive Officer or Chief Financial Officer, a material acquisition or disposition of assets or businesses, a material issuance of equity or equity-linked securities, or a similar extraordinary transaction occurs at a meeting of the full Board or a committee on which at least one qualified IEP Designee serves. At the election of the applicable IEP Designee, that designee may attend as a nonvoting observer any meeting of a Board committee on which that designee does not serve and receive the related notices and materials when committee members receive them, subject to the confidentiality obligations applicable to directors. Nothing in this Section 2.4 requires the appointment or attendance of an IEP Designee on a committee of disinterested directors established to address an actual conflict between the Company and IEP or any of its Affiliates, requires appointment or attendance prohibited by applicable law or exchange rules, or requires the disclosure of privileged information if outside counsel reasonably determines that disclosure would jeopardize the privilege. Section 2.5 Stockholder Rights Plans. The Company shall not adopt, amend or maintain a stockholder rights plan, poison pill or substantially similar arrangement without IEP’s prior written consent which consent shall not be unreasonably withheld. Any such arrangement shall (i) permit IEP and its Affiliates to increase their aggregate Beneficial Ownership by at least two percentage points above their aggregate Beneficial Ownership percentage immediately before adoption or amendment without becoming an acquiring Person, triggering the arrangement or suffering dilution and (ii) not treat any Person as Beneficially Owning Shares solely by reason of that Person’s economic exposure under cash-settled swaps or other cash-settled derivative instruments, or count the Shares referenced by such instruments in determining whether any ownership threshold has been met, in each case to the extent such instruments do not confer voting or dispositive power over the referenced Shares. A transfer among IEP and its Affiliates shall not trigger the arrangement. Section 2.6 Indemnification and Insurance. The Company shall provide each IEP Designee, during and after service on the Board with respect to acts or omissions in that capacity, indemnification, advancement of expenses and coverage under the Company’s directors’ and officers’ liability insurance policies on terms no less favorable than those provided to the Company’s other current and former directors, as applicable. Section 2.7 Confidentiality. Subject to the applicable designee’s fiduciary duties and the confidentiality agreement attached as Exhibit A (the “Confidentiality Agreement”), an IEP Designee who is an employee, officer, director or other agent of IEP or any of its Affiliates may share with IEP and its representatives information received in that designee’s capacity as a director. 5

The Company and IEP shall execute the Confidentiality Agreement concurrently with this Agreement. Section 2.8 Applicability. The provisions of this Article II shall apply from and after the Effective Date. ARTICLE III REGISTRATION RIGHTS Section 3.1 Registrable Securities and Holders. For purposes of this Article III, “Permitted Holder” means IEP, any Affiliate holding Registrable Securities and any transferee to whom rights under this Article III are assigned in accordance with Section 6.1. Each Permitted Holder, and any pledgee, secured party, collateral agent or trustee to whom such rights have been assigned may, subject to any designation of a representative under Section 3.11, exercise the rights expressly granted to it under this Article III. Registrable Securities shall not cease to be Registrable Securities solely by reason of a pledge, an assignment permitted by Section 6.1 or a transfer upon enforcement of a security interest to a person that becomes a Permitted Holder. A security shall cease to be a Registrable Security when it has been sold pursuant to an effective registration statement or is eligible for resale without restriction (including volume or manner of sale requirements) under Rule 144 under the Securities Act, has ceased to be outstanding, is held by a person other than a Permitted Holder. Eligibility to sell a security under Rule 144 shall not, by itself, terminate registration rights while the holder remains an affiliate of the Company or is subject to the volume or manner-of-sale limitations of Rule 144. The rights under this Article III are independent of the ownership thresholds in Article II, shall survive the Threshold Date and shall not be conditioned on IEP retaining representation on the Board. Section 3.2 Shelf Registration. Upon the written request of IEP or any other Permitted Holder, the Company shall, as promptly as practicable and in any event within 30 days, file a resale registration statement, or designate an existing effective registration statement by filing any necessary prospectus supplement, covering all Registrable Securities specified in the request. The Company shall use reasonable best efforts to cause the registration statement to become effective promptly and, subject to Section 3.6, to maintain an effective registration statement and current, usable prospectus for the continuous or delayed resale of the covered securities until they cease to be Registrable Securities. The Company shall use Form S-3, including an automatically effective shelf if available, or, if Form S-3 is unavailable, another appropriate form, and shall convert to Form S-3 promptly after becoming eligible. The Company shall file amendments and replacement registration statements in time to avoid an interruption in the availability of a usable shelf and, upon written request, shall promptly include additional Registrable Securities acquired after the initial filing. The plan of distribution shall permit ordinary brokerage and other open-market sales at prevailing prices, privately negotiated sales, sales through agents, block trades, marketed and overnight underwritten offerings and any other lawful method reasonably requested by a Permitted Holder. The plan of distribution shall also permit pledges, sales by pledgees upon enforcement, deliveries upon exchange or settlement of indebtedness exchangeable for Registrable Securities and related hedging transactions, in each case to the extent permitted by applicable law. The Company shall provide customary cooperation reasonably requested in connection with such transactions, including customary issuer agreements, selling-holder supplements and transfer-agent instructions. A request or registration under this Section 3.2 shall not count as an Offering Request. No minimum sale amount shall apply to a sale that does not require a separately requested Underwritten Takedown or Demand Registration. 6

Section 3.3 Underwritten Shelf Offerings. (a) Any Permitted Holder may request an underwritten offering or block trade from an effective shelf with anticipated gross proceeds of at least $25 million (each such offering, an “Underwritten Takedown”). The Company shall use reasonable best efforts to facilitate the offering and pricing as promptly as practicable, including on an expedited timetable reasonably requested for an overnight offering or block trade, and shall prepare the applicable prospectus supplement and provide the assistance specified in Section 3.7. The Permitted Holders that initiated the offering, acting by holders of a majority of the Registrable Securities proposed to be sold by such initiating Permitted Holders, shall select the managing underwriters or placement agents, subject to the Company’s acceptance, which shall not be unreasonably withheld, conditioned or delayed. There shall be no numerical limit on requests for Underwritten Takedowns or Demand Registrations (each, an “Offering Request”). The Company shall not grant another holder priority over an offering initiated under this Section 3.3 without IEP’s prior written consent. Notwithstanding anything to the contrary in this Agreement (other than Section 3.3(b)), if the Company has launched a registered underwritten offering of Shares for its own account (including by delivering a notice to the Permitted Holders under Section 3.5) at any time after the date that is thirty (30) days before an Offering Request relating to an underwritten offering and before the offering so requested has launched, and the Company continues in good faith to pursue its offering, then (i) the Company shall not be obligated to take any action to effect the requested offering, (ii) no Permitted Holder shall sell or offer to sell Registrable Securities in an underwritten offering pursuant to such Offering Request, and (iii) the Permitted Holders may instead participate in the Company’s offering in accordance with Section 3.5, in each case until the earliest of (A) the abandonment, cessation or withdrawal of the Company’s offering, (B) forty five (45) days after the date on which the Company launched its offering and (C) the completion of the Company’s offering. (b) At any time between the Effective Date and the closing of the Acquisition, and following or concurrently with the Company’s public offering of Shares in connection with the Acquisition, IEP and its Affiliates may effect any underwritten registered secondary offering of Shares, including any Shares sold pursuant to an option granted to the underwriters (the “Pre-Closing Offering”). The Company shall take, and shall cause its Subsidiaries to take, all actions reasonably necessary, proper or advisable to facilitate the offer and sale of such Shares and the consummation of the Pre-Closing Offering promptly and consistent with the offering, marketing and settlement timetable reasonably requested by IEP, including making the registration and other filings necessary for the offering, taking the actions contemplated by Section 3.7 and cooperating to permit timely delivery of the Shares to the underwriters against payment. IEP shall determine the size, pricing, timing and other terms of the Pre-Closing Offering in its sole discretion and may terminate or defer the Pre-Closing Offering, in whole or in part, at any time. Section 3.4 Demand Registrations. If an effective resale shelf is unavailable for Registrable Securities or cannot reasonably accommodate a Permitted Holder’s proposed method of distribution, including because another registration form or materially different disclosure is reasonably necessary, that Permitted Holder may require the Company to register Registrable 7

Securities with anticipated gross proceeds of at least $25 million or, if less, all remaining Registrable Securities held by that holder (each such registration, a “Demand Registration”). Subject to Section 3.6, the Company shall file an appropriate registration statement within 30 days after receiving a written demand specifying the securities and proposed method of distribution, use reasonable best efforts to cause the registration statement to become effective promptly, and maintain its effectiveness until the distribution is completed; provided that, after 180 days, excluding any period of suspension, the Company may instead cover the remaining securities on an effective resale shelf pursuant to Section 3.2, but only if that shelf permits the distribution specified in the applicable demand without material interruption or limitation. A demand may relate to an underwritten or non-underwritten offering, and there shall be no numerical limit on demands. To the extent relating to an underwritten offering, Demand Registrations shall be subject to the stand-down for a Company offering set forth in Section 3.3(a). A registration shall not be deemed completed if it is withdrawn because of a Company suspension or breach, becomes unavailable because of a stop order or fails to permit the proposed distribution, and the holder may renew its demand without another waiting period. The availability of a shelf that does not permit the proposed distribution shall not relieve the Company of its obligations under this Section 3.4. Section 3.5 Piggyback Registrations. (a) If the Company proposes to register for sale or commence a registered offering of equity securities or securities convertible into, exchangeable for or exercisable for equity securities, whether for its own account or another holder’s account and including a marketed or overnight takedown from an existing shelf, it shall give each Permitted Holder written notice and an opportunity to include Registrable Securities of the same class. The Company shall give notice at least ten (10) Business Days before filing a new registration statement or, for a takedown from an existing shelf, as far before launch as reasonably practicable and, for a marketed offering, at least three (3) Business Days before launch where practicable. A Permitted Holder may elect to participate by written notice delivered within five (5) Business Days after receiving notice of a new filing or within the shorter reasonable period specified in an expedited takedown notice. The Company shall include the elected securities on the same distribution terms as the other securities in the offering, subject to a good-faith determination by the managing underwriter of the maximum number that can be sold without materially and adversely affecting the offering. In an offering initiated by the Company, priority shall be given first to the Company, then to the participating Permitted Holders, then to other selling holders. In an offering initiated by a Permitted Holder other than IEP or an Affiliate, priority shall be given first to the initiating Permitted Holders, then to other participating Permitted Holders pro rata based on requested inclusion, then to the Company and other holders. In an offering initiated by another securityholder, priority shall be given first to that securityholder, then to the participating Permitted Holders, then to the Company and other holders, subject to any rights validly granted before the Effective Date and disclosed in writing to IEP. Securities of sellers at the same priority level shall be reduced pro rata based on requested inclusion unless those sellers agree otherwise. In any underwritten offering in which a Permitted Holder participates pursuant to this Section 3.5, the Company shall select the managing underwriters or placement agents (except that, in an offering initiated by a Permitted Holder under Section 3.3 or Section 3.4, the initiating Permitted Holders shall make such selection in accordance with the applicable Section), and no Permitted Holder participating pursuant to this Section 3.5 shall have any right to select, or to approve the selection of, the managing underwriters or placement agents. Notwithstanding anything to the contrary in this Agreement, neither the 8

Company nor any other securityholder may include securities in any registration or offering requested by IEP or any of its Affiliates under Section 3.2, 3.3 or 3.4 without IEP’s prior written consent (other than pursuant to the terms of that certain Investor Rights Agreement entered into between the Company and Trafigura US Holdings, Inc. as in effect on the date hereof). The Company shall not grant any registration rights inconsistent with this Section 3.5 without IEP’s prior written consent. This Section 3.5 shall not apply to registrations on Form S-4 or S-8, employee or director plans, dividend reinvestment or stock purchase plans, exchange offers or ordinary-course continuous at-the-market programs; a marketed offering shall not be excluded merely because it is described as an at-the-market program. A Permitted Holder may withdraw before pricing without liability other than for expenses it has expressly agreed to bear, and participation under this Section shall not constitute an Offering Request. If IEP elects not to receive nonpublic prelaunch notices, the Company shall use reasonable efforts to permit IEP to participate following public announcement of the offering to the extent practicable, without affecting its rights in future offerings. Section 3.6 Suspension of Registrations. The Company may suspend use of a registration statement by written notice to the affected Permitted Holders only if the Board or an authorized committee determines in good faith, after consultation with counsel, that the disclosure required for continued use would reveal material nonpublic information and disclosure at that time would be materially detrimental to the Company. No suspension under this Section 3.6 may continue for more than 30 consecutive days or 60 days in any rolling 12-month period, and the Company may not suspend use of a registration statement on more than one occasion in any rolling 12-month period. The Company shall terminate the suspension promptly when its basis ceases and promptly restore the availability of the affected registration statement and prospectus. A suspension notice shall not disclose the underlying nonpublic information and shall identify the sales subject to suspension; the Company shall notify the affected holders promptly when those sales may resume. If the Company determines in good faith, after consultation with counsel, that a registration statement or prospectus contains a material misstatement or omission, is subject to a stop order or otherwise cannot lawfully be used for a proposed sale, it shall promptly notify affected Permitted Holders without disclosing the underlying material nonpublic information. Those holders shall discontinue sales only under the affected registration statement until notified that a corrected prospectus is available or use has otherwise become lawful. The Company shall use reasonable best efforts promptly to correct the defect and restore lawful use. Any period during which sales are discontinued as a result of such defect shall count toward the 30- and 60-day limits above, except to the extent use of the affected registration statement remains prohibited by applicable law or an SEC order despite the Company’s reasonable best efforts promptly to cure the defect. The Company shall not extend that period by delaying corrective action. No suspension shall shorten a required effective period or excuse the prompt corrective filings required by Section 3.7. A suspension or stop-use notice shall not prohibit a sale under an unaffected registration statement or a sale otherwise lawfully available under Rule 144, except as required by law. A trading restriction applicable to an IEP Designee shall not, by itself, constitute a notice suspending sales by another Permitted Holder. An ordinary trading-window policy shall not independently restrict sales by a holder that is not subject to that policy, subject to applicable law and any underwriting lockup the holder expressly agrees to in writing. Nothing in this Agreement permits any person to trade while in possession of material nonpublic information. 9

Section 3.7 Registration procedures and expenses. Whenever Registrable Securities are registered or sold under this Article, the Company shall use reasonable best efforts to effect the registration and sale in accordance with the intended lawful method of distribution, and shall take the following actions as reasonably applicable: (a) Before filing a registration statement, material amendment or prospectus supplement concerning a Permitted Holder’s securities, furnish reasonable drafts to the selling holder and its counsel, permit a reasonable opportunity to comment on information relating to the holder or its distribution, and make the corrections reasonably required to comply with the Securities Act. Prepare and file amendments, supplements and Exchange Act reports necessary to maintain an accurate and usable prospectus; promptly notify the selling holders of effectiveness, SEC comments or requests affecting their offering, a stop order, or a material misstatement or omission; use reasonable best efforts to prevent or withdraw any stop order and restore a usable prospectus promptly. A selling holder may elect not to receive drafts containing material nonpublic information and may review only its selling-holder and distribution disclosure. (b) Provide reasonable numbers of electronic or printed copies of the current prospectus and supplements, consent to their lawful use in sales under the registration statement, maintain a transfer agent and registrar, arrange required exchange listing and customary state securities qualifications, and cooperate with selling holders, their agents and underwriters on filings with the Financial Industry Regulatory Authority (“FINRA”) and settlement. No qualification requires the Company to become subject to general service of process or taxation in a jurisdiction where it is not otherwise subject. (c) For an underwritten offering, enter into a customary underwriting or placement agreement containing customary Company representations, covenants and indemnities; provide customary officer certificates, Company counsel opinions and auditor comfort letters addressed to the selling holders and underwriters where reasonably available; make appropriate Company officers available for reasonable due diligence and marketing; and provide reasonable access to records, personnel and auditors needed for customary due diligence, subject to confidentiality, privilege, applicable law and customary auditor protocols. A Permitted Holder may limit access to personnel and advisers behind an appropriate information barrier rather than receiving material nonpublic information directly. The Company shall not be required to waive attorney-client privilege, but shall use commercially reasonable efforts to provide a nonprivileged alternative if material information is withheld. (d) Pay all registration, SEC and exchange filing, printing, transfer-agent, Company counsel and auditor fees, customary FINRA and state securities qualification costs, customary underwriter expenses payable by an issuer, and the reasonable fees and expenses of one counsel chosen by selling Permitted Holders holding a majority of the Registrable Securities being sold. Each selling holder shall bear only the underwriting discounts and selling commissions, fees of counsel it separately retains, and transfer taxes attributable to its sales. The Company shall pay these costs whether or not the registration becomes effective or the offering is completed; selling holders bear only the amounts expressly allocated to them above. 10

(e) Not require a selling holder to make representations to the Company, an underwriter or another person other than as to its identity, authority, title to the securities, intended method of distribution and information supplied by it expressly for the offering, together with customary agreements to comply with applicable law. Any selling holder’s indemnity and contribution obligations shall be limited as provided in Section 3.8. No holder must agree to a lockup except one it voluntarily accepts in writing in connection with its participation in a particular underwritten offering. The Company shall not impose a restriction on ordinary-course shelf or Rule 144 sales solely because another person conducts an offering. Section 3.8 Indemnification. The Company shall indemnify each selling Permitted Holder and its directors, officers, partners, members and controlling persons, and each underwriter, against losses, claims, damages, liabilities and reasonable expenses of defense arising under the Securities Act or otherwise from a material misstatement or omission in a registration statement, prospectus or related registration materials, except to the extent the misstatement or omission is based on information furnished in writing by that selling holder expressly for inclusion in those materials. Each selling Permitted Holder shall, severally and not jointly, indemnify the Company and its directors, officers and controlling persons, and each underwriter, solely to the extent a material misstatement or omission in the applicable registration materials is based on information furnished in writing by that holder expressly for inclusion. Each holder’s aggregate liability under this Section 3.8, including contribution, shall not exceed the net proceeds received by that holder from the applicable offering. A person seeking indemnification shall promptly notify the indemnifying party of a claim; failure to give prompt notice shall relieve the indemnifying party of its obligations only to the extent it is actually prejudiced. The indemnifying party may assume the defense with counsel reasonably satisfactory to the indemnified person. The indemnified person may retain separate counsel at the indemnifying party’s expense if counsel reasonably determines that a material conflict of interest exists. Neither party may settle a claim affecting an indemnified person without that person’s consent, not to be unreasonably withheld, unless the settlement provides an unconditional release and contains no admission of wrongdoing by that person. If indemnification is unavailable, the parties shall contribute to the applicable loss in proportion to their relative fault and other equitable considerations, subject to the holder’s aggregate liability limit in this Section 3.8. Section 3.9 Non-Underwritten Sales and Settlement. A Permitted Holder may make ordinary brokerage, open-market, privately negotiated or other non-underwritten sales covered by an effective resale shelf without a minimum sale amount, Company consent or further notice to the Company if the existing registration statement and prospectus permit the sale. If a prospectus supplement or other filing is reasonably necessary to permit an identified non-underwritten distribution, the Company shall, promptly after receiving the selling-holder information reasonably necessary for the filing and in any event within five Business Days, use reasonable best efforts to file the supplement or take the other lawful action needed to enable the sale, subject to Section 3.6. The Company shall not require an unnecessary prospectus supplement as a condition to an otherwise covered ordinary brokerage sale. In connection with sales under an effective registration statement or pursuant to Rule 144, the Company shall promptly provide customary transfer-agent instructions and any customary Company counsel opinion reasonably required to remove restrictive legends and settle legally eligible shares through DTC without a restrictive notation, in each case in time for customary settlement if given reasonable notice and the information reasonably required to establish eligibility. The Company shall bear the customary costs of legend removal and DTC settlement. The Company may require customary seller and broker certifications reasonably necessary under applicable law but shall not condition settlement on a waiver of registration rights or a discretionary Company approval. 11

Section 3.10 Rule 144 and Form S-3. For so long as any Registrable Securities remain outstanding, the Company shall use reasonable best efforts to file timely reports required under the Exchange Act, maintain the public information reasonably necessary to permit sales under Rule 144, and remain eligible to use Form S-3 to the extent eligibility is within its control. At a Permitted Holder’s reasonable request, the Company shall provide a customary written statement of its compliance with applicable Rule 144 public-information and reporting requirements, cooperate reasonably with its transfer agent and Company counsel on a proposed Rule 144 sale, and take other actions reasonably necessary to permit a lawful sale without registration. Nothing here requires the Company to determine that a holder has ceased to be an affiliate, dispense with a legally applicable Rule 144 condition or provide an inaccurate legal opinion. A holder’s ability to make a Rule 144 sale does not limit its right to use an effective registration statement while its securities remain Registrable Securities. Section 3.11 Holder Information and SEC Limitations. IEP may designate in writing a representative authorized to deliver registration notices and instructions for IEP and its Affiliates. The Company may rely on that representative’s instructions with respect to those holders, but the designation shall not transfer any right or bind an unaffiliated permitted transferee absent that transferee’s written authorization. A Permitted Holder shall furnish information concerning itself, its securities and its intended method of distribution only to the extent reasonably necessary for the requested registration and shall promptly notify the Company if it becomes aware that selling-holder information it furnished has become materially inaccurate. If the SEC limits the number of Registrable Securities that may be registered for resale or requires the use of a different permissible form, the Company shall promptly notify the affected holders, use reasonable best efforts to register the maximum number then legally permitted without identifying any holder as an underwriter without its consent, and register the remaining securities promptly when permitted. Any reduction shall be allocated among the requesting Permitted Holders pro rata unless they direct otherwise. An SEC limitation shall not terminate the Company’s continuing obligations with respect to excluded securities, and no Permitted Holder shall be required to sell pursuant to a registration statement on terms it has not approved. ARTICLE IV INFORMATION FOLLOWING THRESHOLD DATE Section 4.1 Information Rights. From and after the Threshold Date, for so long as IEP’s Board Ownership Percentage is at least 5%, the Company shall, upon IEP’s reasonable written request, furnish information concerning the Company and its Subsidiaries reasonably necessary for IEP or its Affiliates to satisfy financial reporting, audit, tax or regulatory obligations arising from their ownership of Company securities. The Company shall also furnish information relating to any fiscal period during which the applicable voting threshold was satisfied if IEP reasonably requires that information to complete a reporting or audit obligation for that period. Information furnished under this Section 4.1 shall include reasonably available supporting schedules and reasonable access to appropriate finance personnel and independent auditors, in each case to the extent reasonably necessary for the applicable obligation and subject to customary auditor protocols. If IEP gives reasonable advance notice of an applicable filing or audit deadline, 12 the Company shall use commercially reasonable efforts to provide the requested information in time for that deadline. The Company shall not be required under this Section 4.1 to provide routine budgets or unrestricted access to internal records, permit advance review of its public disclosures, or coordinate the timing of the Parties’ earnings announcements. Notwithstanding any ownership threshold or termination of this Article IV, the Company shall furnish information and reasonable assistance reasonably requested by IEP or its Affiliates to prepare or file tax returns, determine tax liabilities or tax attributes, or respond to tax examinations or proceedings, in each case relating to any period during which IEP or any of its Affiliates held Company securities. Section 4.2 Information Barriers. IEP may elect by written notice to the Company not to receive any category of nonpublic information under this Article IV and may revoke that election by subsequent written notice to the Company. If IEP requires information under Section 4.1 but elects not to receive material nonpublic information directly, the Parties shall cooperate in good faith to establish a reasonably available lawful arrangement, including delivery to designated accounting personnel, independent auditors or other representatives subject to appropriate confidentiality obligations and information barriers, that permits IEP to meet the applicable reporting obligation. No such arrangement shall excuse a disclosure required by law or permit trading by a Person while in possession of material nonpublic information. IEP shall use information furnished under this Article IV solely for the applicable reporting, audit, tax or regulatory purpose and may disclose it only to representatives who need to know it for that purpose or as required by law. ARTICLE V FUTURE EQUITY ISSUANCES Section 5.1 Participation right. (a) Beginning immediately after consummation of the Acquisition and the related equity issuances, and for so long as the Board Ownership Percentage is equal to or greater than 5%, if the Company proposes to issue equity securities or securities convertible into, exchangeable for or exercisable for equity securities to any person, the Company shall offer IEP the right, but not the obligation, to purchase up to its pro rata portion of the securities on the same price and material economic terms. IEP’s pro rata portion shall equal the number of securities proposed to be issued multiplied by the Board Ownership Percentage immediately before the issuance. If the consideration for a proposed issuance consists in whole or in part of property other than cash, IEP may exercise its participation right by paying cash equal to the fair market value of such consideration attributable to the securities purchased by IEP, as reasonably determined in good faith by the Board. (b) This Section 5.1 shall not apply to securities issued (i) in connection with the Acquisition or its related financing, (ii) under a compensation plan for employees or directors approved by the Board in the ordinary course, (iii) pursuant to a stock split or stock dividend, or (iv) upon conversion, exchange or exercise of securities issued before the Effective Date or otherwise in compliance with this Article V. For purposes of clause (ii), Shares shall be counted when the applicable award is granted and shall not be counted again upon exercise or settlement of that award. 13

(c) The Company shall give IEP written notice of the material terms of a proposed issuance at least 10 Business Days before the proposed issuance, except that the Company may provide an abbreviated notice period reasonably necessary to accommodate a broadly marketed public offering. IEP may elect to participate by written notice delivered within five Business Days after receipt of the Company’s notice or such shorter reasonable period specified in an expedited notice. IEP’s purchase may close after the issuance to third parties to permit the receipt of legally required approvals. The Company shall take all Necessary Action to obtain any such approval, including stockholder approval required under applicable exchange rules; provided that IEP’s separate purchase shall not delay a bona fide issuance to a third party solely because such approval remains outstanding. ARTICLE VI TRANSFERS AND TERMINATION Section 6.1 Assignments. IEP may assign its rights under this Agreement, in whole or in part, to any Affiliate, provided that such Affiliate agrees in writing to be bound by the applicable provisions of this Agreement (such an Affiliate, a “Permitted Assignee”). If a Permitted Assignee ceases to qualify as an Affiliate of IEP at any time following IEP’s assignment thereto of such right or rights under this Agreement, upon such time, such Permitted Assignee shall no longer be entitled to exercise such rights. IEP may assign its rights under Article III, in whole or in part, to any transferee that acquires Shares constituting Registrable Securities, provided that the transferee agrees in writing to be bound by the applicable provisions of this Agreement. No Company consent or minimum transfer size shall be required. Any Permitted Holder may pledge or grant a security interest in Registrable Securities and assign its rights under Article III, in whole or in part, to the related pledgee, secured party, collateral agent or trustee, including in connection with indebtedness exchangeable for Registrable Securities, without the Company’s consent and whether or not such person then acquires the underlying Registrable Securities. Such person may exercise the assigned rights in accordance with the applicable financing arrangements upon agreeing in writing to be bound by the applicable provisions of this Agreement. IEP may also assign its rights and obligations under Article V, without the Company’s consent, to a Person acquiring all of the Shares then Beneficially Owned by IEP and its Controlled Affiliates, provided that such Person agrees in writing to be bound by this Agreement. Upon such assignment of rights and obligations under Article III and Article V, references to IEP and its Affiliates in Article V, the related definitions and Section 6.2 shall refer to such assignee and its Affiliates, as applicable. Section 6.2 Termination; Survival. The rights and obligations under Articles II, IV and V shall terminate when the Board Ownership Percentage ceases to be equal to or greater than 5%. Article III shall terminate when no Registrable Securities remain outstanding; provided that Section 3.8 shall survive termination of Article III. Termination of any Article or this Agreement shall not affect any rights or obligations accrued before termination. ARTICLE VII MISCELLANEOUS Section 7.1 No Inconsistent Agreements. The Company shall not enter into any agreement that grants another person rights materially and adversely inconsistent with IEP’s rights under this Agreement without IEP’s prior written consent. The Parties shall cooperate reasonably to carry out the provisions of this Agreement in accordance with applicable law and exchange rules. Nothing in this Agreement requires an unlawful issuance or director appointment or the omission of a disclosure required by law. 14

Section 7.2 Amendments and Waivers. No provision of this Agreement may be amended or waived except by a written instrument executed by the Company and IEP. No failure or delay in exercising any right under this Agreement shall operate as a waiver of that right, nor shall any single or partial exercise preclude any further exercise of that or any other right. Any amendment on behalf of the Company shall be approved in accordance with applicable law and the Company’s applicable related-party transaction procedures. Section 7.3 Specific Performance. Each Party acknowledges that a breach of this Agreement would cause irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, subject to applicable law, each Party shall be entitled to seek specific performance, injunctive relief and other equitable remedies to prevent or remedy a breach of those provisions, without proof of actual damages or the posting of a bond or other security, in addition to any other remedy available at law or in equity. Section 7.4 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim arising out of or relating to this Agreement shall be governed by the laws of the State of Delaware, without regard to conflict-of-laws principles that would require application of the laws of another jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if that court lacks subject-matter jurisdiction, the state or federal courts located in Delaware, in any action arising out of or relating to this Agreement. Each Party waives, to the fullest extent permitted by law, any right to trial by jury in any such action. Section 7.5 Notices. All notices and other communications under this Agreement shall be in writing and delivered by personal delivery, nationally recognized overnight courier or email with confirmation of receipt, to the Company at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attn: Melissa Buhrig or Email: ***, *** and to IEP at 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160, ***, with a copy to Proskauer Rose, LLP, Eleven Times Square, New York, NY 10036, Attention: Joshua Apfelroth; JD DeSantis; Louis Rambo or Email: ***; ***; ***, or to such other address or email address as a Party specifies by notice under this Section 7.5. A notice is effective upon receipt; provided that a notice received by email after 5:00 p.m. at the recipient’s location, or on a day that is not a Business Day, shall be deemed received on the next Business Day. Section 7.6 Miscellaneous. (a) This Agreement, together with the Confidentiality Agreement if executed, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings concerning that subject matter. This Agreement binds and benefits the Parties and their permitted successors and assigns. Each Permitted Holder, permitted assignee under Section 6.1 and person expressly entitled to indemnification under Section 3.8 is an intended third-party beneficiary of the provisions applicable to such person and may enforce those provisions. Except as provided in the preceding sentence, no person other than a Party has any right or remedy under this Agreement. 15

(b) If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in effect, and the Parties shall negotiate in good faith a lawful replacement that gives effect to their original intent as nearly as practicable. This Agreement may be executed in counterparts, each of which constitutes an original and all of which together constitute one agreement. Signatures transmitted electronically shall be effective as original signatures. Each Party shall bear its own expenses incurred in negotiating and executing this Agreement, except as otherwise expressly provided herein. 16

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. CVR ENERGY, INC. By: /s/ Dane Neumann Name: Dane Neumann Title: President and Chief Executive Officer ICAHN ENTERPRISES HOLDINGS L.P. By: Icahn Enterprises G.P. Inc., its general partner By: /s/ Ted Papapostolou Name: Ted Papapostolou Title: President